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                                                                    EXHIBIT 10.7


                                COMMERCIAL LEASE

STATE OF LOUISIANA

PARISH OF EAST FELICIANA

         This lease is entered into, in the presence of the subscribing witnesses, by:

                  PHILIP R. THOMAS and WAYNE HEIRTZLER THOMAS, born Heirtzler, who are of the age of majority, residents of and domiciled in East Feliciana Parish, Louisiana, with a permanent mailing address of Route 2, Box 2300, Ethel, Louisiana 70730, and who are married to and living with each other, hereafter "OWNER,"

and who declared that they lease to:

                  THOMAS GROUP, INC., a Delaware corporation authorized to do business in the State of Louisiana, with its principal business establishment in Louisiana in East Feliciana Parish, Louisiana, with a permanent mailing address of 5215 North O'Connor Boulevard, Suite 2500, Irving, Texas 75039, represented herein by its Vice President and Chief Financial Officer, Robert C. Pearson, by virtue of the authority of a resolution of the Board of Directors of the corporation, a copy of which is annexed, hereafter referred to as "LESSEE,"

the following described property:

         A certain tract or parcel of land, together with all of the buildings and improvements thereon, and all of the rights, ways and servitudes thereunto belonging or in any way appertaining, and all component parts thereof, situated in the Parish of East Feliciana, State of Louisiana, in Section 65, Township 3 South, Range 1 East Greensburg Land District of Louisiana, containing 30.451 acres, being shown as TRACT C on a plat of survey entitled "Map Showing Subdivision of the James D. Kemp Estate Located in Section 65, T3S, R1E of Greensburg Land District in East Feliciana Parish Near Ethel, LA," made by Wm. A. Wintz, Jr., Registered Land Surveyor, dated Baton Rouge, Louisiana, June 14, 1974, filed as Register Number 72094, recorded in Conveyance Book W-3, page 21, conveyance records of East Feliciana Parish, Louisiana, and being the same property acquired by Philip R. Thomas and Wayne Heirtzler Thomas by act of cash sale filed as Register Number 122,292, recorded in Conveyance Book J-8, page 67, conveyance records of East Feliciana Parish, Louisiana, hereafter referred to as "The Premises," or "The Leased Premises."

1.       USE OF THE PREMISES.

         1.1 LESSEE'S USE. LESSEE may use the premises as a training center and conference center for executive officers and other business persons, as well as for construction of buildings and other housing for personnel and trainees, and for any related purposes, including but not limited to landscaping and beautification.

         1.2      OWNER'S USE.

                  1.2.1 GENERAL USE. OWNER may enter those portions of the premises which are not in use by LESSEE, and may use those portions in any way which does not interfere with Lessee's use of the premises.

                  1.2.2 MINERALS. LESSEE's rights shall be subordinate to OWNER's right to grant mineral leases of the property and otherwise utilize the property for mineral purposes, including the transfer of mineral or royalty interests therein and unitization of the property with other lands for mineral purposes; however, in utilization of any such rights, OWNER shall have no right to use or disturb the surface of the premises without Lessee's consent.


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2.       TERM OF LEASE. This lease is for a term of twenty-five [25] years, beginning on November 20, 1991, and ending on November 20, 2016, subject to the limitations, terms and conditions set forth hereafter.

3. RENTAL. LESSEE shall pay as rental $6,000.00 annually, payable on or before January 2 of each year, beginning on January 2, 1992.

4. MAINTENANCE OF THE PREMISES. LESSEE acknowledges that the premises are in good condition, accepts the premises in such condition and agrees to keep them in such condition during the term of the lease and to deliver them to OWNER is such condition at termination of the lease.

5. ADDITIONS TO THE PREMISES. LESSEE may make additions to the premises, including structures for housing the activities of LESSEE under this lease. All such improvements shall become the property of OWNER at termination of the lease without further cost to OWNER, except as provided in Paragraph 14 hereafter. In case of fire or other casualty or accident which wholly or partially destroys any additions, LESSEE shall rebuild such additions as quickly as practicable, and shall not be entitled to any reduction or remission of rentals during the period of any rebuilding or construction.

6. DAMAGES AND INJURIES; WAIVER AND ASSUMPTION OF LIABILITY. OWNER shall not be responsible for any damage to LESSEE or to any other person whatever or for any other loss, injury or damage arising out of the leased premises or this lease. LESSEE shall hold OWNER free from any responsibility for injury or damages to LESSEE or to any other person and to any property of LESSEE or any other person arising from the condition, state of repair, upkeep or maintenance of the leased premises, or lack thereof, or of Lessee's operation, possession, occupancy, or use of the leased premises, including that resulting from any vice or defect of the premises, whether such damage occurs on or off the leased premises. LESSEE assumes all such liability, and shall indemnify and hold OWNER free from any liability for any such damages or injuries, including any attorney's fees and costs in defending claims resulting from such damages or injuries.

7. ASSIGNMENT AND SUBLEASE. LESSEE may not sublease the premises without OWNER's written consent, but may assign this lease. In the event of such an assignment, LESSEE shall remain liable to OWNER for all obligations of LESSEE under this lease, and the assignee shall become an additional LESSEE for all purposes under this lease.

8.       INSURANCE AND TAXES

         8.1 LIABILITY INSURANCE. LESSEE shall furnish a certificate of insurance showing a policy of comprehensive liability insurance in effect at all times during the term of this lease, with policy limits of not less than $3,000,000.00 per occurrence for personal injury and property damage liability, covering all liabilities assumed by LESSEE herein, and naming OWNER[s] as additional insureds under the policy and providing in the policy that OWNER will be notified in the event of cancellation of the policy.

         8.2 PROPERTY DAMAGE INSURANCE. LESSEE shall carry comprehensive property damage insurance, including fire, windstorm, tornado, explosion and general risk insurance, up to the full insurable value of all improvements placed on the leased premises.

         8.3 WORKERS COMPENSATION. LESSEE shall carry workers' compensation insurance in not less than the minimum amount necessary to meet the requirements of the Louisiana workers' compensation laws.

         8.4 AD VALOREM TAXES. LESSEE shall pay all ad valorem property taxes on the leased premises and any improvements thereto.

         8.5 FAILURE TO MAINTAIN INSURANCE. In addition to any other provision or remedy provided herein, if LESSEE fails to obtain or maintain any insurance required by this lease, or pay any taxes or other


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                  assessments required by this lease, OWNER shall have the
                  option, after fifteen [15] days' written notice to LESSEE, to obtain such insurance or pay such taxes or assessments at LESSEE's cost. Any sums so advanced shall be secured as rentals due under the terms of this lease and shall bear interest at the rate of 12% per annum from the date of the advance.

9. UTILITIES. LESSEE shall pay all charges for utility service to the premises.

10.      DEFAULT.

         10.1 The following actions or inactions by LESSEE shall constitute a default under this lease:

                  10.1.1 Violation of any covenant, condition or obligation of this lease;

                  10.1.2 Discontinuance of use of the premises for the purpose of which leased, or failure to actively conduct the business intended under this lease on the leased premises;

                  10.1.3 Failure to promptly pay rentals, to provide insurance required, to pay insurance premiums, or to pay utility bills or other expenses or obligations of LESSEE under this lease;

                  10.1.4 Adjudication of LESSEE as a bankrupt, or appointment of a receiver or trustee to take charge of the property or any portion thereof;

                  10.1.5   Placement of LESSEE in receivership;

                  10.1.6 Insolvency of LESSEE, or failure of LESSEE in business;

                  10.1.7 Use of the premises or any portion thereof for any unlawful purpose.

                  10.1.8 Commission or tolerating the commission of any nuisance or act of waste, or of any act punishable by penalty, fine or imprisonment under the laws of East Feliciana Parish, the State of Louisiana or the United States;

         10.2     In the event of default, OWNER, at OWNER's option, may:

                  10.2.1 Accelerate the rental for the whole of the unexpired term, which rental shall become immediately due;

                  10.2.2   Immediately cancel this lease;

                  10.2.3 Proceed for collection of past due installments only, reserving OWNER's right to later proceed for collection of the remaining installments; or

                  10.2.4 Re-enter the premises and lease them for such price and on such terms as may be immediately obtainable, in OWNER's discretion, and apply the net amount realized to payment of rent due by LESSEE.

         10.3 If OWNER elects to accelerate the rental for the unexpired term of the lease, then OWNER, at OWNER's option, shall have the further option to re-enter the premises and to attempt to lease them for such rental and on such terms as OWNER may be able to obtain, in reduction of the amount due OWNER, or, if OWNER is unable to lease the premises, to let the premises on a month-to-month basis, and credit the net amount realized on the payment of the rental due for the full unexpired term of the lease, reserving the right to sue thereafter for any balance remaining due after credit for the rental actually received or estimated to be received. Any balance thus due shall be considered rental due under this lease, and shall be secured by lessor's privilege and right of detention. Exercise of this right of re-entry and privilege to re-let shall not prejudice OWNER's


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                  right to hold LESSEE responsible for any amount due under this lease in excess of the amount for which the property is re-let.

         10.4 If LESSEE fails or refuses to permit OWNER to re-enter the premises, OWNER may eject LESSEE according to Louisiana law, including but not limited to the provisions of Louisiana Code of Civil Procedure articles 4701-4735, without forfeiting any of OWNER's rights under the other terms of this lease, and OWNER may at the same time or subsequently sue for any money due or to enforce any other rights of OWNER.

         10.5 Should OWNER choose to cancel the lease, LESSEE waives the right to written notice to vacate and agrees to immediate eviction proceedings without such notice. In such case, LESSEE shall remain responsible for all damages or losses suffered by OWNER. LESSEE waives any requirement for putting in default for any breach of this lease, except as otherwise provided herein.

         10.6 Failure to strictly and promptly enforce the conditions set forth above shall not operate as a waiver of OWNER's rights. OWNER reserves the right to enforce prompt payment of rent or to terminate this lease regardless of any indulgences or extensions previously granted. OWNER's acceptance of any rentals in arrears, or after institution of suit shall not constitute a waiver of notice or suit, or of any other rights of OWNER.

11. ATTORNEY'S FEES. Should it become necessary for either party to employ an attorney to enforce any claim or protect any right of either party arising from this lease, the party whose action or inaction necessitates such employment shall pay, in addition to any other charges or amounts due by that party, a reasonable attorney's fee.

12. CHANGES IN LEASE. No change or modification of this lease shall be binding unless evidenced by an agreement in writing signed by OWNER and LESSEE.

13. NOTICES. All notices required to be given under this lease shall be in writing by certified or registered mail, addressed to the parties at their respective addresses set forth at the beginning of this lease, or at any change of address given to either party by the other in writing.

14.      OWNER'S OPTION TO BUY OUT LEASE.

         14.1 After nine [9] years from the date of this lease, OWNER may, by giving one year's notice to LESSEE, purchase LESSEE's rights under this lease, and terminate the lease, on the following terms and conditions:

                  14.1.1 The price for such buy-out shall be the fair market value of all leasehold improvements placed on the premises by LESSEE.

                  14.1.2 After receiving written notice, LESSEE shall have one [1] year in which to vacate the premises. All improvements to the premises shall become the property of OWNER.

15. SUCCESSION IN TITLE. This lease binds each of the parties and their respective heirs, successors and assigns. All of the terms hereof, including the provisions against sublease, apply to any persons or legal entities claiming by or through either party.

         DONE AND SIGNED by the parties on _____________________________, 1991 in the presence of the subscribing witnesses.

WITNESSES:

-----------------------------------         -----------------------------------
                                            PHILIP R. THOMAS, Owner



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-----------------------------------         -----------------------------------
                                            WAYNE HEIRTZLER THOMAS, Owner

                                            THOMAS GROUP, INC.  Lessee

                                            BY:
                                               --------------------------------
                                               Robert C. Pearson, Vice President
                                               and Chief Financial Officer